                                                                    EXHIBIT 10.1
                                                                  Execution Copy



              ___________________________________________________



                                 AMENDMENT TO

                   SUBSCRIPTION AND STOCKHOLDERS' AGREEMENT

                                     among

                              AIR PARTNERS, L.P.,

                                  AIR CANADA

                                      and

                          CONTINENTAL AIRLINES, INC.

                          Dated as of April 19, 1996


             _____________________________________________________

             AMENDMENT TO SUBSCRIPTION AND STOCKHOLDERS' AGREEMENT
             -----------------------------------------------------

          AGREEMENT (this "Agreement"), dated as of April 19, 1996, among AIR PARTNERS, L.P., a Texas limited partnership ("Air Partners"), AIR CANADA, a Canadian corporation ("Air Canada") and CONTINENTAL AIRLINES, INC., a Delaware corporation ("Continental"). (Air Partners and Air Canada are sometimes referred to herein individually as a "Party" and jointly as the "Parties".)


                              W I T N E S S E T H:

          WHEREAS, Air Partners, Air Canada and Continental entered into a Subscription and Stockholders' Agreement, dated as of April 27, 1993 (the "Stockholders Agreement"), in connection with the investments by each of Air Partners and Air Canada in Continental as part of the reorganization of Continental in 1993 pursuant to Chapter 11, Title 11 of the United States Bankruptcy Code;

          WHEREAS, the parties desire to enter into this Agreement to amend certain provisions of the Stockholders Agreement and to enter into new agreements relating to the ownership by each of Air Partners and Air Canada of shares of Continental common stock;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

 1.    Section 1.01 of the Stockholders Agreement is hereby amended as follows:

       (a) The following definitions are deleted:

"Adjusted Securities"                 "Independent Director"
"Adjustment Amount"                   "Investment Banking Firm"
"Aggregate Previously Paid Class A    "Lock-up Termination Date"
Fee Amount"                           "Market Price"
"Consent Fee Amount"                  "Notice Date"
"Blackout Period"                     "Notice of Acceptance"
"Class A Consent Fee"                 "Notice of Demand"
"Class A Consent Securities"          "Notice of Offer"
"Class B Consent Fee"                 "Option Purchase Price"
"Class B Purchase Notice"             "Pledgee"
"Class B Purchase Notice Date"        "Reduced Fee Securities"
"Class C Common Stock"                "Purchase Option"
"Consent Period"                      "Registration Rights Agreement"
"Converted B Stock"                   "Relevant Date"
"Covered Securities"                  "Restated Certificate"
"Creditors Committee"                 "Rule 144 Market Price"
"Creditors Designees"                 "Rule 144 Notice"

"Exercisable Class A Warrants"        "Rule 144 Notice Date"
"Exercise Date"                       "Rule 144 Notice of Acceptance"
"Exercise Notice"                     "Rule 144 Sale"
"Foreign Ownership Restrictions"      "Special Option Notice"
                                      "Standstill Termination Date"

       (b) The following definitions are inserted:

          "Air Canada Shares" shall have the meaning specified in Section 10(a) hereto.

          "Amendment" means the Amendment to Subscription and Shareholders' Agreement among Air Partners, Air Canada and Continental, dated as of April 19, 1996.

          "Closing" shall have the meaning set forth in Section 13 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended;

          "Converted B Stock" means the shares of Class B Common Stock received upon conversion of a like number of Shares of Class A Common Stock in accordance with Section 2(e)(viii) of Article Fourth of the Restated Certificate as in effect on the date hereof.

          "Demanding Party" shall have the meaning set forth in Section 5 hereof.

          "Foreign Ownership Restrictions" means applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of United States air carriers.

          "Initial Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 27, 1993, among Continental, Air Partners and Air Canada.

          "Overallotment Option" shall have the meaning specified in Section 10(a) hereof.

          "Partner Shares" shall have the meaning specified in Section 10(a) hereof.

          "Proxy Statement" shall have the meaning specified in Section 11(b) hereof.

          "Record Date" means the date fixed by the Board for the determination of the stockholders entitled to vote at the Stockholders' Meeting.

          "Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, among Air Partners, Air Canada and Continental, as it may be amended, modified or supplemented from time to time.

          "Restated Certificate" means the Restated Certificate of Incorporation of Continental, as it may be amended, modified or supplemented from time to time in accordance with its terms (and references to Articles or Sections thereof shall be construed so as to take into account any re-numbering thereof in any such amendment).

          "Secondary Registration" shall have the meaning specified in Section 10(a) hereof.

          "Shares" shall have the meaning specified in Section 10(a) hereof.

          "Stockholders' Meeting" shall have the meaning set forth in Section 11(b) hereof.

          "Transfer" means any sale, transfer, assignment, conveyance, pledge or other disposition.

          "Treasury Regulation Section 1.382" means the final and temporary income tax regulations promulgated under Section 382 of the Code and any successor temporary or final regulation or regulations. Each reference to any subsection of such regulations includes references to any successor to such subsection.

          "Underwritten Offering" shall have the meaning specified in Section 10(a) hereof.

     2.  Sections 4.01, 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 5.01, 5.02, 7.01,
10.01, 10.09, 10.10 and 10.14(b) of the Stockholders Agreement are hereby deleted in their entirety.

     3. Section 4.03 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

          "SECTION 4.03 Class D Common Stock. (a) In the event that Air Partners, directly or indirectly, wishes to transfer (other than to a 100% Party Subsidiary of, or Successor to, Air Partners) all or any portion of the Class D Common Stock beneficially owned, directly or indirectly, by it, Air Partners shall give twenty (20) days' prior notice of such transfer to Continental. Upon such transfer, each share of Class D Common Stock so transferred shall convert automatically, without any action on the part of the registered holder thereof, into one share of Class A Common Stock.
     Upon notice of such transfer, Continental shall, pursuant to and in accordance with Article Fourth, Section 2(e) of the Restated Certificate, deliver to the registered holder of such shares, without expense (other than applicable transfer taxes, if any), one or more new Class A Common Stock certificates representing the shares of Class D Common Stock so transferred in the name of such holder or such holder's nominee.

          (b) Air Partners may, pursuant to and in accordance with the terms of this Agreement and Article Fourth, Section 2(e) of the Restated Certificate, (i) convert all, but not less than all, of the Class A Common Stock beneficially owned, directly or indirectly, by it into an equal number of shares of Class D Common Stock, or (ii) convert all, but not less than all, of the Class D Common Stock beneficially owned, directly or indirectly, by it into shares of Class A Common Stock, provided that each share of Class A Common Stock which shall become beneficially owned, directly or indirectly, by Air Partners at any time that any shares of Class D Common Stock shall be outstanding shall convert immediately and without any action on the part of the registered holder thereof into one (1) share of Class D Common Stock."

     4. Notwithstanding the provisions of Section 6.02(a) and the first sentence of Section 6.04 of the Stockholders Agreement, the restriction contained in the first paragraph of the legend required pursuant to Section 6.02 of the Stockholders Agreement has ceased and terminated with respect to all Equity Securities.

     5. Section 6.03 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

          "SECTION 6.03 Registration Rights Agreement. Each of Continental, Air Canada and Air Partners has entered into the Registration Rights Agreement. Each of the parties hereto agrees that rights expressly granted to the Parties as such pursuant to such agreement shall be allocated between Air Partners and Air Canada as follows (capitalized terms used and not defined in this SECTION 6.03(a) shall have the meanings specified in the Registration Rights Agreement):

                    (a) Notwithstanding anything in the Registration Rights Agreement to the contrary, Air Partners shall be entitled to deliver to Continental a maximum of four, and Air Canada shall be entitled to deliver to Continental a maximum of two, Notices of Demand that the Parties may deliver pursuant to the Registration Rights Agreement, provided, that (i) Air Canada may deliver a Notice of Demand prior to December 16, 1995, but may not enter into an underwriting agreement or other agreement to sell any shares of Class B Common Stock in connection with the registration requested thereby prior to December 16, 1996, (ii) Air Partners may not deliver a Notice of Demand prior to January 16, 1997 and (iii) prior to sending a Notice of Demand to Continental, the Party sending the Notice of Demand (the "Demanding Party") shall give the other Party not less than fifteen (15) days' written notice (the "Special Notice") of its intention to make such request and, provided, further, that Air Canada shall only be entitled to deliver to Continental a Notice of Demand if it has complied with the obligations set forth in Section 2.1(b)(vi)(B) of the Registration Rights Agreement.

                    (b) Within seven (7) days of receipt of a Special Notice from the Demanding Party, the other Party shall notify the Demanding Party whether it elects to participate in any registration to be effected pursuant to the Notice of Demand to be delivered and the amount of Registrable Securities directly or indirectly beneficially owned by it that it chooses to include in such registration. Thereafter, the Demanding Party shall, in its sole discretion, determine the content of the Notice of Demand and any other matter relating to any registration of securities under the Registration Rights Agreement expressly reserved to the Parties (as such) in the Registration Rights Agreement (including, without limitation, determination of the method of disposition to be used pursuant to
          Section 2.1(a) thereof, the form of, and certain information to be contained in, the registration statement pursuant to Section 2.1(d) thereof and the selection of an underwriter or underwriters pursuant to Section 2.1(g) thereof).

                    (c) Any Registrable Securities that are to be sold by either of the Parties in a demand registration under the circumstances specified in Section 2.1 of the Registration Rights Agreement shall be allocated between the Parties as follows: first, all Registrable Securities requested to be included in such registration by the Demanding Party; and second, to the extent permitted by the underwriter or underwriters of such Registrable Securities pursuant to
          Section 2.1(h) of the Registration Rights Agreement, such Registrable Securities requested to be included in such registration by the other Party, as specified in writing by such Party.

                    (d) Any Registrable Securities that are to be sold in an incidental registration under the circumstances specified in Section
          2.2 of the Registration Rights Agreement shall be allocated between the Parties as follows: first, all Registrable Securities requested to be included in such registration by Air Partners as specified in writing by Air Partners; and second, to the extent permitted by the underwriter or underwriters of such Registrable Securities pursuant to
          Section 2.1(h) of the Registration Rights Agreement, such Registrable Securities requested to be included in such registration by Air Canada as specified in writing by Air Canada."

     6. The parenthetical in the first sentence of Section 8.01 of the Stockholders Agreement is hereby amended to read as follows: "(by any means whatsoever, including, without limitation, by means of merger, consolidation, tender, purchase, exchange, Warrant exercise, conversion or otherwise)."

     7. Section 9.02 of the Stockholders Agreement is hereby amended by deleting clauses (a) and (b) contained therein, by relettering clauses (c),(d) and (e) to (b), (c) and (d), respectively, by inserting as a new clause (a):
"(a) the execution by Air Canada of the amendment required under Section 11(e) of the Amendment," and by adding the following language following the end of the last sentence of such Section:

          "; provided, however, that (x) the agreement of Air Canada set forth in Section 11(c) of the Amendment shall survive any such termination and (y) the agreements of Air Canada and Air Partners set forth in
          Section 11(d) and Section 12, respectively, of the Amendment shall survive any such termination to the extent such termination occurs prior to December 16, 1996."

     8. Section 10.02 of the Stockholders Agreement is amended by adding the phrase ", SECTION 6.03" to clause (b) immediately following the phrase "the provisions of ARTICLE VIII."

     9. Section 10.12 shall be amended by adding an "(a)" before "Except", by deleting the clause "specifically provided herein" and inserting the phrase "set forth in paragraph (b) of this Section 10.12", and by adding a new paragraph which reads as follows:

          "(b) Without limiting the scope of the exception set forth in paragraph (a) of this Section 10.12, the parties hereto acknowledge that each of the partners of Air Partners is a third party beneficiary of the covenants of Continental set forth in Section 10 of the Amendment with respect to such partner's proportionate interest in the Partner Shares."

     10. (a) Notwithstanding anything herein or in the Initial Registration Rights Agreement to the contrary, Continental hereby agrees that it shall promptly register under the Securities Act, in the manner described in this
Section 10 (the "Secondary Registration") up to 2,000,000 shares of Class B Common Stock beneficially owned by Air Canada (the "Air Canada Shares") and up to an aggregate of 2,742,733 shares of Class B Common Stock beneficially owned by the partners of Air Partners (the "Partner Shares", and together with the Air Canada Shares, the "Shares") and shall engage Merrill Lynch & Co. as lead underwriter to conduct an underwritten offering of the Shares (on a firm commitment basis) (the "Underwritten Offering"). In connection therewith, Continental shall use its reasonable best efforts to include as part of such Underwritten Offering an overallotment option in favor of the underwriter or underwriters thereof of up to 200,000 additional shares of Class B Common Stock (the "Overallotment Option") to be satisfied, upon its exercise, out of Class B Common Stock beneficially owned by Air Canada.

          (b) Each of Air Canada and Air Partners (on behalf, and upon the instructions, of each partner of Air Partners) shall submit to Continental, no later than April 22, 1996, the number of Air Canada Shares and Partner Shares, respectively, that are to be included in the Secondary Registration and Underwritten Offering.

          (c) In connection with the Secondary Registration:

               (i) Continental shall follow the registration procedures set forth in Section 2.5 of the Initial Registration Rights Agreement, except that Continental shall use its best efforts to ensure the preparation and initial filing of the requisite registration statement with the SEC shall be completed no later than April 22, 1996.

               (ii) the respective rights and obligations of the parties hereto with respect to the Secondary Registration and the subsequent distribution of the Shares by the underwriter or underwriters, as the case may be, shall be governed by Sections 2.3 though 2.8 of the Initial Registration Rights Agreement as if the Secondary Registration was being effected pursuant to a demand made under Section 2.1 thereof;

               (iii) Continental will pay all Registration Expenses (as defined in the Initial Registration Rights Agreement) incurred in connection with the Secondary Registration and Underwritten Offering, except as otherwise provided in Section 2.3 of the Initial Registration Rights Agreement; and

               (iv) in the event the managing underwriter or underwriters of the Underwritten Offering shall inform Continental and each of Air Partners and Air Canada of its belief that the total number of Shares requested to be included in the Secondary Registration exceeds the number that can be sold in (or during the time of) such Underwritten Offering within a price range acceptable to such Parties, then Continental will include in such Secondary Registration such number of Shares that can be sold in (or during the time of) such offering in the following order of priority: first, up to 4,000,000 Shares allocated between Partner Shares and Air Canada Shares on a pari passu basis; and second, the remaining 742,733 Partner Shares requested to be included in such Secondary Registration by the partners of Air Partners.

          (d) In no event shall the Secondary Registration effected by Continental pursuant to this Section 10 be deemed to be a Requested Registration, as defined in, and for the purposes of, the Initial Registration Rights Agreement.

     11.  Agreements of Air Canada.

          (a) Immediately upon the Closing (but in no event until after the Record Date), Air Canada shall convert all shares of Class A Common Stock beneficially owned by it into an equal number of shares of Class B Common Stock pursuant to Section 2(e)(viii) of Article Fourth of the Restated Certificate.

          (b) Immediately upon the Closing (but in no event until after the Record Date), Air Canada shall execute and deliver to Air Partners an irrevocable proxy (in the form attached hereto as Exhibit A) authorizing Air Partners to vote, in its sole discretion, all Common Stock beneficially owned, directly or indirectly, by Air Canada as of the Record Date (the "Record Shares") with respect to the matters specified in such proxy at the 1996 annual meeting of stockholders of Continental and any adjournment thereof (the "Stockholders' Meeting"); provided, however, that if for any reason such irrevocable proxy is deemed to be unenforceable, or Air Partners is in any manner precluded from exercising the voting power purported to be conveyed therein, Air Canada hereby irrevocably agrees that it will attend, or cause a duly authorized representative to attend, the Stockholders' Meeting and vote, or cause such duly authorized representative to vote, all Record Shares in favor of the proposals set forth in the proxy statement filed by Continental with the Securities and Exchange Commission in connection with the Stockholders' Meeting (the "Proxy Statement"), which proposals relate to (i) the amendment of the Restated Certificate of Incorporation of Continental, (ii) the adoption and approval of the 1996 Executive Bonus Program, (iii) the adoption and approval of the Second Amendment to the 1994 Equity Incentive Plan, (iv) the election of the nominees for director set forth in the Proxy Statement and (v) ratification of Ernst & Young as Continental's independent auditors.

          (c) Air Canada hereby irrevocably waives its rights to exchange shares of Additional Class B Common Stock, in whole or in part, for an equal number of shares of Class A Common Stock pursuant to Section 2.01(b) of the Stockholders Agreement and Section 2(f) of Article Fourth of the Restated Certificate.

          (d) Air Canada hereby confirms, covenants and agrees that it will not, prior to December 16, 1996, directly or indirectly (i) Transfer or acquire, or attempt to Transfer or acquire, in any manner legal or beneficial ownership of, or enter into an agreement (including any instrument or arrangement treated as an exercised option under Treasury Regulation 1.382-4), for the Transfer or acquisition of Common Stock, or any other Continental securities constituting "stock" under Section 382(k)(6) of the Code or (ii) Transfer or acquire, or attempt to Transfer or acquire, in any manner legal or beneficial ownership of, or enter into an agreement (including any instrument or arrangement treated as an exercised option under Treasury Regulation Section 1.382-4) for the Transfer or acquisition of Air Canada common stock, or any other Air Canada securities characterized as "stock" under Section 382(k)(6) of the Code. In connection with the foregoing covenant, except as expressly provided below, Air Canada shall not, prior to December 16, 1996, enter into any agreement relating to the Transfer or acquisition of any Continental or Air Canada securities (including without limitation Common Stock or common or preferred stock or debt securities of Air Canada and including any transaction that would constitute an option under Treasury Regulation 1.382-4 with respect to such stock, securities or indebtedness) or Transfer or acquire such securities without first notifying Continental of such contemplated transaction or agreement and (x) counsel satisfactory to Continental having opined that such agreement, Transfer or acquisition will not have the effect under Section 382 of the Code of increasing the percentage ownership by any Air Canada shareholders or shareholders of Common Stock or other securities constituting "stock" (within the meaning of Section 382(k)(6) of the Code) or (y) Continental having otherwise consented to such agreement or transaction, in which case Air Canada shall be deemed to be in compliance with such covenant. Continental shall, upon prior written notice from Air Canada, be required to consent to the following transactions unless such transactions shall have been, in the opinion of counsel to Continental, the subject of a change in law since the date hereof (by statute, regulation, ruling or otherwise):

  (i) the sale or other Transfer of the Air Canada Shares and, in addition, the sale of up to an additional 200,000 shares of Class B Common Stock pursuant to the Overallotment Option;
 (ii) the conversion of all shares of Class A Common Stock beneficially owned by it into an equal number of shares of Class B Common Stock as required under Section 11(a) hereof;
(iii) the sale of all of the shares of the Preferred Stock of Continental previously issued to Air Canada and held by it on the date hereof;
 (iv) the issuance by Air Canada of debt securities or other indebtedness of a term (including all optional extensions) of less than twenty years so long as the amount of interest payable thereunder is not contingent in whole or part on other than prevailing interest rates (such as LIBOR), the indebtedness can be satisfied solely by the payment of cash by Air Canada, such indebtedness is not convertible or exchangeable into any securities constituting "stock" (within the meaning of Section 382(k)(6) of the Code) of Air Canada or any Affiliate of Air Canada or any securities constituting "stock" (within the meaning of Section

       382(k)(6) of the Code) of Continental or any Affiliate thereof and such indebtedness is not in whole or part secured by Common Stock;
 (v) subject to compliance with applicable law, the entering into a put option with respect to Common Stock owned by Air Canada permitting Air Canada to put such stock at a price of 90 percent or less of the current market price of such stock at the time of entering into the put, provided that Air Canada shall not have or will not prior to December 16, 1996 enter into any other option (including a call option) or other agreement contemplating the sale of the shares subject to such put;

 (vi) the causing of the registration of Common Stock (in addition to the Air Canada Shares and the shares of Class B Common Stock subject to the Overallotment Option) and the activities associated with the underwriting thereof (including road shows), provided that Air Canada shall not (except with respect to the Air Canada Shares and the shares of Class B Common Stock subject to the Overallotment Option) enter into an underwriting agreement or other agreement actually to sell any such shares of Class B Common Stock prior to December 16, 1996; or

(vii) the entering into a stock loan transaction pursuant to an agreement described in Section 1058 of the Code, provided that the shares loaned pursuant to such agreement, together with the shares beneficially owned, directly or indirectly, by the borrower thereof, do not exceed 4.9% of the issued and outstanding common stock of Continental, including the Common Stock and other securities constituting "stock" (within the meaning of 382(k)(6) of the Code).

          Any purported Transfer of Common Stock in violation of the preceding paragraph shall be null and void and shall not operate to transfer title to, or any interest in, the Common Stock purportedly Transferred to the purported transferee. In connection therewith, Air Canada shall take, upon the request of Continental, all actions necessary to permit the placement of an appropriate restrictive legend on the certificate(s) that represent the shares of Common Stock beneficially owned, directly or indirectly, by Air Canada.

          Air Canada further represents that as of the date hereof it is not a party to (nor are any of the shares of any class of Common Stock registered in the name of, beneficially owned or controlled by Air Canada subject to) any option, warrant or other right to acquire such Common Stock by any other Person or entity other than as provided in the Stockholders Agreement.

          (e) Immediately following the earlier of (i) the effectiveness of a second Requested Registration (as defined in the Registration Rights Agreement) by Air Canada in accordance with Section 2.1(f) of the Registration Rights Agreement and (ii) the sale by Air Canada of all Common Stock held by it, Air Canada shall take all action necessary to amend the Registration Rights Agreement so as to delete all of its rights thereunder and, until such time as such amendment is effective, Air Canada shall be deemed to have irrevocably waived all of its rights the Registration Rights Agreement.

          (f) At any time following the Closing, upon the request of Continental, Air Canada shall take all action necessary to cause each individual designated or nominated by it to serve on the Board of Directors of Continental to resign.

          12. Agreement of Air Partners. Air Partners hereby confirms, covenants and agrees that it will not, prior to December 16, 1996, directly or indirectly, Transfer or acquire, or attempt to Transfer or acquire, in any manner legal or beneficial ownership of, or enter into an agreement (including any instrument or arrangement treated as an exercised option under Treasury Regulation 1.382-4), for the Transfer or acquisition of Common Stock, or any other Continental securities constituting "stock" under Section 382(k)(6) of the Code. In connection with the foregoing covenant, except as expressly provided below, Air Partners shall not, prior to December 16, 1996, enter into any agreement relating to the Transfer or acquisition of any Continental securities (including without limitation Common Stock and including any transaction that would constitute an option under Treasury Regulation 1.382-4 with respect to such stock) or Transfer or acquire such securities without first notifying Continental of such contemplated transaction or agreement and (x) counsel satisfactory to Continental having opined that such agreement, Transfer or acquisition will not have the effect under Section 382 of the Code of increasing the percentage ownership of any shareholders of Common Stock or other securities constituting "stock" (within the meaning of Section 382(k)(6) of the Code) or
(y) Continental having otherwise consented to such agreement or transaction, in which case Air Partners shall be deemed to be in compliance with such covenant. Continental shall, upon prior written Notice from Air Partners, be required to consent to the following transactions unless such transactions shall have been, in the opinion of counsel to Continental, the subject of a change in law since the date hereof (by statute, regulation, ruling or otherwise): (i) the conversion of any or all shares of Class A Common Stock beneficially owned by it into an equal number of shares of Class B common stock if permitted at any time under the Restated Certificate, (ii) the Transfer of Class A Warrants or Class B Warrants to Continental or the entering into of an agreement relating to such Transfer, (iii) the exercise of Class A Warrants or Class B Warrants beneficially owned by Air Partners or (iv) the exercise of preemptive rights in accordance with Article Seventh of the Restated Certificate.

          Any purported Transfer of Common Stock in violation of the preceding paragraph shall be null and void and shall not operate to transfer title to, or any interest in, the Common Stock purportedly Transferred to the purported transferee. In connection therewith, Air Partners shall take, upon the request of Continental, all actions necessary to permit the placement of an appropriate restrictive legend on the certificate(s) that represent the shares of Common Stock beneficially owned, directly or indirectly, by Air Partners.

          Air Partners further represents that as of the date hereof it is not a party to (nor are any of the shares of any class of Common Stock registered in the name of, beneficially owned or controlled by Air Partners subject to) any option, warrant or other right to acquire such Common Stock by any other Person or entity other than as provided in the Stockholders Agreement.

     13. Except for the agreement of Continental set forth in (and the obligations of the Parties contemplated in) Section 10 hereof, and the covenants of Air Canada and Air Partners set forth in Section 11(d) and Section 12, respectively, which shall be effective on and as of the date hereof, the obligations of the Parties hereunder, and the effectiveness of the amendments set forth herein, are subject to the closing of the Underwritten Offering (the "Closing") and shall become effective concurrently therewith; provided, however, that the covenants of Air Canada and Air Partners set forth in Section 11(d) and
Section 12, respectively, shall (i) not restrict the sale of the Air Canada Shares (including the shares subject to the Overallotment Option) and the Partner Shares, respectively, pursuant to the Underwritten Offering and (ii) terminate if the Closing has not occurred on or prior to May 31, 1996 and shall subsequently become effective only upon the occurrence of the Closing.

     14. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     15. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy and each party hereto shall, to the extent permitted by law, be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and each of the parties hereto, to the extent permitted by law, hereby waives any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     16. Except as modified hereby, the Stockholders Agreement shall remain in full force and effect.

     17. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     AIR PARTNERS, L.P.

                                     By: 1992 Air GP, as General Partner

                                         By: 1992 Air, Inc., as General Partner


                                           By: /s/ James J. O'Brien
                                              -----------------------
                                              Name:  James J. O'Brien
                                              Title: Vice President


                                     AIR CANADA


                                     By: /s/ L. Cameron DesBois
                                        -------------------------
                                        Name:  L. Cameron DesBois
                                        Title: Vice President and
                                               General Counsel


                                     CONTINENTAL AIRLINES, INC.


                                     By: /s/ Jeffery A. Smisek
                                        --------------------------------
                                        Name:  Jeffery A. Smisek
                                        Title: Senior Vice President and
                                               General Counsel

                                                                       EXHIBIT A

                           FORM OF IRREVOCABLE PROXY
                           -------------------------

     The undersigned hereby irrevocably appoints Air Partners, L.P., a Texas limited partnership ("Air Partners"), its managing general partner (and the majority general partner thereof) and each of their respective officers, agents and nominees, with full power of substitution, as proxy for the undersigned to act and vote, in its sole discretion, all of the shares of Common Stock beneficially owned, directly or indirectly, by the undersigned as of the Record Date, for and in the name, place and stead of the undersigned at the Annual Stockholders Meeting, or pursuant to any consent in lieu of such Annual Stockholders Meeting, or otherwise, with respect to the following matters as set forth in the Proxy Statement: (i) the amendment of the Restated Certificate of Incorporation of Continental, (ii) the adoption and approval of the 1996 Executive Bonus Program, (iii) the adoption and approval of the Second Amendment to the 1994 Equity Incentive Plan, (iv) the election of the nominees for director and (v) the ratification of the appointment of independent auditors. This proxy is granted in consideration for the execution by Air Partners of the Amendment (as defined below) and as such is coupled with an interest and is irrevocable. This proxy shall expire upon the date immediately following the Annual Stockholders Meeting. By this proxy, the undersigned hereby revokes any and all proxies heretofore granted by the undersigned with respect to the shares of Common Stock to which this proxy relates. All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Subscription and Stockholders' Agreement, dated as of April 27, 1993, among Continental Airlines, Inc., a Delaware corporation ("Continental"), Air Canada, a Canadian corporation ("Air Canada") and Air Partners, as amended by the Amendment to Subscription and Shareholders' Agreement, dated as of April 19, 1996, among Continental, Air Partners and Air Canada (the "Amendment").

Dated this _____ day of _______, 1996  AIR CANADA

                                        By:_____________________
                                           Name:
                                           Title: